Exhibit 10.1

CountryMark	Countrymark Cooperative 1200 Refinery Road Mt. Vernon, IN 47620 Tel 800.832.5490 | Fax 812.896.8196 www.countrymark.com

February 27, 2008

Rex Energy Operating Corp and/or its affiliates

1975 Waddle Rd

State College, PA 16803

Attn: Benjamin W. Hulburt, CEO

Mr. Hulburt,

Pursuant to the expiration of our current Crude Oil Contract, CountryMark proposes that we extend said contract for the period of time and under the terms listed below.

LOCATION: Illinois Basin Production

VOLUME: All of Rex Energy Corporation and/or its affiliates, III Basin Production

TERM: May 1, 2008 thru April 30, 2010

PRICE: For the crude oil sold and delivered hereunder, Countrymark agrees to pay a price per barrel, which shall be calculated as follows:

[REDACTED]1

Countrymark Cooperative values the business of the Illinois Basin Operators, and will continue to make business decisions with both the operator and our company in mind.

If you agree with the terms of our offer, please sign one copy of agreement and return to me at this address.

Thank You.

/s/ Bill Collins	/s/ Benjamin W. Hulburt
Bill Collins Sr. Crude Oil Representative	Benjamin W. Hulburt CEO, Rex Energy Corporation

[1]	COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED BY “[REDACTED]”.